DEFA14A



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 ------------
                                 SCHEDULE 14A
                                (Rule 14a-101)
                           SCHEDULE 14A INFORMATION
                                 -------------


               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant   /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy         / /  Confidential, For Use of the
     Statement                      Commission Only (as permitted by
                                    Rule 14a-6(e)(2))
/ /  Definitive Proxy
     Statement

/x/  Definitive
     Additional Materials

/ /  Soliciting Material
     Pursuant to Rule 14a-
     11(c) or Rule 14a-12


                          SHOPCO REGIONAL MALLS, L.P.
               (Name of Registrant as Specified in its Charter)


Payment of Filing Fee:

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(c)(2) (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:





























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

                          Shopco Regional Malls, L.P.
                     3 World Financial Center, 29th Floor
                         New York, New York 10285-2900

February 14, 2000

                              IMPORTANT REMINDER

To the Limited Partners of
Shopco Regional Malls, L.P.:

On February 2, we sent you a proxy statement and proxy card for use at a special meeting of shareholders of Shopco Regional Malls, L.P. (the "Partnership") to be held on Tuesday, February 29, 2000 at 9 a.m. Eastern Time. We are asking the limited partners of the Partnership to approve the sale of the Partnership's remaining property, Cranberry Mall, and the subsequent dissolution of the Partnership on the terms in the previously mailed proxy statement.

The General Partner recommends that the limited partners vote "FOR" the sale. No matter how many or how few units you hold, your vote is very important.

If the sale is not consummated, there can be no assurance that any future disposition of Cranberry Mall will occur, or that the proceeds of such a sale would be sufficient to pay down the outstanding mortgage on the property.
The outstanding principal of the current mortgage was due and payable on April 1, 1999 and is in forbearance until April 1, 2000. Although the General Partner intends to seek to have the mortgage extended and the terms thereof modified or to otherwise refinance the mortgage, there can be no assurances that such extension, modification or refinancing will be obtained, or that the terms thereof will be favorable.



















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

For your convenience, we have enclosed a duplicate proxy form. Please return it today, either in the enclosed postage paid envelope or by faxing it to MacKenzie Partners, Inc., our proxy solicitor, at (212) 929-0308. Any questions can be directed to Mackenzie Partners at (800) 322-2885.

Your participation in this vote is greatly appreciated.

                                         Sincerely,

                                         Michael T. Marron
                                         President
                                         Regional Malls Inc.




































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

                          SHOPCO REGIONAL MALLS, L.P.
                     3 World Financial Center, 29th Floor
                        New York, New York  10285-2900

                             ____________________

           THIS PROXY IS SOLICITED ON BEHALF OF THE GENERAL PARTNER
                             ____________________

     The undersigned hereby appoints Michael T. Marron and Rocco F. Andriola, and each of them, with full power of substitution, as attorneys, agents and proxies to vote its limited partnership units on behalf of the undersigned at the special meeting of the limited partners of Shopco Regional Malls, L.P. called by Regional Malls Inc., the general partner of the partnership, to be held at the offices of the partnership, 3 World Financial Center, 26th Floor, New York, New York 10285-2900, on February 29, 2000 at 9 a.m., local time, or any postponement or adjournment thereof, for the following purposes:

1. To consider the sale of Cranberry Mall owned by Shopco Malls L.P., and the subsequent liquidation and dissolution of the partnership, in accordance with the terms described in the proxy statement.

               THE GENERAL PARTNER RECOMMENDS THE PROPOSED SALE.

APPROVE  /  /                                  DISAPPROVE /  /

2.   Any other business that may properly come before the meeting.

This proxy, when properly executed and duly returned, will be voted in the manner directed herein by the undersigned limited partner. If no direction is made on this properly executed proxy, this proxy will be voted to APPROVE the sale and subsequent liquidation of the partnership.

          PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE LABEL AFFIXED TO THIS PROXY. WHEN UNITS ARE HELD BY JOINT TENANTS, WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE OF SUCH. IF A CORPORATION, PLEASE SIGN NAME BY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.



                                  Dated ___________________________  ____, 2000


                                  Signature: __________________________________
                                  Name: _______________________________________

                                  Signature (if held jointly): ________________


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

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    Please sign and date this blue proxy card and return it in the enclosed postage prepaid envelope or fax it to 212-929-0308 by 5:00 p.m., Eastern Time, on February 28, 2000 (unless such date and/or time is extended in the sole discretion of the General Partners).
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                         The Proxy Solicitation Agent:

                           MacKenzie Partners, Inc.

                               156 Fifth Avenue
                           New York, New York  10010
                         (212) 929-5500 (Call Collect)

                                      or

                        Call Toll Free (800) 322-2885

















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